                                  EXHIBIT 99
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)

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
                                                     Three Months Ended
                                                       March 31, 1999
                                                    --------------------
Pretax earnings                                                   (4.2)

Portion of rents representative
  of the interest factor                                           4.7

Interest on indebtedness                                          40.9

Amortization of debt expense
  and premium                                                       .2

WFC preferred stock dividend                                       1.0
                                                     ------------------

       Adjusted income                                            42.6
                                                     ==================


Fixed charges

   Portion of rents representative
     of the interest factor                                        4.7

   Interest on indebtedness                                       40.9

   Amortization of debt expense
     and premium                                                   0.2

   WFC preferred stock dividend                                    1.0
                                                     ------------------

                                                                  46.8
                                                     ==================

Ratio of earnings to
  fixed charges                                                    .91
                                                     ==================

Ratio of earnings to
  fixed charges at
     March 31, 1998                                               3.15
                                                     ==================
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